EXHIBIT 23.1
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                    Consent of Independent Auditors
                    -------------------------------



The Board of Directors
Urban Shopping Centers, Inc.:



We consent to incorporation by reference in the registration statements No. 333-35909 (Form S-8), No. 33-86778 (Form S-8), No. 33-96388 (Form S-8), No.
333-00334 (Form S-3), No. 333-35911 (Form S-3) and No. 333-63509 (Form S-3)
of Urban Shopping Centers, Inc. of our report dated August 24, 1999 relating to the Historical Statement of Operations of Century City Shopping Center & Marketplace as of December 31, 1998, which report appears in Form 8-K/A of Urban Shopping Centers, Inc. dated August 24, 1999.




                                       KPMG LLP




Chicago, Illinois
August 24, 1999